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                                                                  EXHIBIT (A)(5)

                               OFFER TO PURCHASE
   ALL OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED RIGHTS)
                                      OF
                           SMT HEALTH SERVICES INC.
                                      AT
                         $11.75 NET PER SHARE IN CASH
                                      BY
                        THREE RIVERS ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                          THREE RIVERS HOLDING CORP.


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, JULY 28, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                  June 30, 1997

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated June 30, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which together constitute the "Offer") relating to an offer by Three Rivers Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Three Rivers Holding Corp., a Delaware corporation ("Parent"), to purchase shares of Common Stock, $.01 par value (the "Shares"), of SMT Health Services Inc., a Delaware corporation (the "Company"), including the associated Rights (as hereinafter defined), at a purchase price of $11.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the President, Chief Executive Officer and Chairman of the Board of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. Unless the context otherwise requires, all references herein to Shares shall include the associated Rights (as defined in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated as of November 8, 1995, as amended June 23, 1997). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

  THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF THE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $11.75 per Share, net to the seller in cash.

    2. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE OFFER AND THE

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  MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE
  COMPANY AND RECOMMENDS THAT ALL OF THE STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER, TENDER THEIR SHARES (INCLUDING THE ASSOCIATED RIGHTS) AND APPROVE THE MERGER AGREEMENT AND THE MERGER, IF REQUIRED BY LAW.

    3. The Offer is being made for all outstanding Shares.

    4. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of June 24, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company. The Merger Agreement provides that the Purchaser will be merged (the "Merger") with and into the Company after the completion of the Offer and the satisfaction of certain conditions. As a result of the Merger, each Share (including the associated Rights) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Shares then owned by the Company, Parent, the Purchaser, any other direct or indirect subsidiary of Parent or by the stockholders of the Company, if any, who dissent from the Merger and comply with all of the provisions of the Delaware General Corporation Law concerning the right, if applicable, of holders of Shares to seek appraisal of their Shares) will be converted into the right to receive the price paid in the Offer in cash, without interest.

    5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date (x) that number of outstanding Shares which, together with the outstanding Shares subject to the Stockholder Agreement that shall not have been so tendered, would represent at least a majority of all outstanding Shares (for purposes of this clause (x) only, "Shares" shall be deemed to refer only to Shares outstanding as of the date of the Merger Agreement) and (y) that number of Shares which, together with the Shares subject to the Stockholder Agreement that shall not have been so tendered, would represent at least a majority of the fully diluted Shares (determined on a fully diluted basis for all outstanding stock options, warrants and any other rights to acquire Shares) and (2) the Company having obtained certain amendments to, and consents with respect to, existing equipment lease and other financing arrangements.

    6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, July 28, 1997, unless the Offer is extended by the Purchaser. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for such Shares (or a Book-Entry Confirmation) pursuant to the procedures set forth in Section 2 of the Offer to Purchase, (b) a Letter of Transmittal (or a facsimile copy thereof), properly completed and duly executed, or an "Agent's Message" (as defined in Section 4 of the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal.

    7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
                           SMT HEALTH SERVICES INC.

  The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated June 30, 1997, of Three Rivers Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Three Rivers Holding Corp., a Delaware corporation, and the related Letter of Transmittal, relating to shares of Common Stock, $.01 par value (the "Shares"), of SMT Health Services Inc., a Delaware corporation.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.


 Number of Shares to be Tendered:*

 ........................ Shares

                                   SIGN HERE

 Signature(s)...............................................................

 (Print Name(s))............................................................

 (Print Address(es))........................................................

 (Area Code and Telephone Number(s))........................................

 (Taxpayer Identification or Social Security Number(s)).....................

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*Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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